EXHIBIT 99.2

Q3 2020: Quarterly Investor Update

We remain committed to helping both sides of our marketplace navigate the current environment and have been providing frequent updates to our investors since the pandemic began in order to provide insights on platform performance. Please see below for an update on the platform as of September 30, 2020.

Q3 2020 Update

Since March we have taken swift and sustained action across the platform in order to protect returns for investors. We added capacity to help borrowers over the phone, launched self-service options online for borrowers looking for help, developed multiple hardship plans to support payments, tightened underwriting on new loans and increased interest rates on new loans.

Because of these actions and more, we continue to observe resilience of returns on the platform. As of September 30, 2020:

•	Forbearance usage is tapering off, with new requests down significantly and only approximately 2% of our loans remaining on a payment plan.

•	Overall delinquency rates remain below pre-COVID levels, although as anticipated rates are normalizing.

•	Return estimates for our pre-COVID vintages have been revised upwards and are now tracking closer to historical levels of around 4%, (up from our most recent forecast of roughly 3%).

•	Newer vintages are continuing to display higher credit quality and lower enrollment rates into our hardship relief plans.

•	We are continuing to target approximately a 5% to 6.5% return (IRR) for new issuance depending on loan grade (no change since our prior update on August 19, 2020).

Additional details

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Performance among those borrowers enrolled in hardship plans is encouraging. Approximately 13% of borrowers have enrolled in a payment plan at some point during the life of their loan. Of those who have ever enrolled in a payment plan, 10% have paid their loan in full, 67% are making regular payments, 13% are on the same or another payment plan (with 10% making partial payments and 3% on a payment deferral program, which approximates 2% of the total loans on the platform), and 10% are either delinquent or have charged-off.

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Since the launch of the interest-only payment plan in early June 2020, the majority of borrowers either enrolling in a first payment plan or a subsequent payment plan are choosing the interest-only option, reflecting borrowers’ engagement and proactive steps to stay on track.

Conclusion

While we are pleased with the performance of the loan portfolio to date, the environment remains dynamic and we remain vigilant. Given the pace of change, we encourage all of our investors to reach out to us with any questions; we’re here to help.

Safe Harbor Statement

Some of the statements above, including statements regarding the impact of credit and underwriting initiatives, loan performance, platform returns, borrower attributes (including the number and behavior of those enrolled in hardship plans), the performance of the company and the impact of the coronavirus are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic,

EXHIBIT 99.2

political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q, each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this blog post is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.